                                                                 EXHIBIT (D)(37)

                            REVISED SCHEDULE A TO THE
                        SUB-INVESTMENT ADVISORY AGREEMENT

     THIS SCHEDULE A, dated as of _________, 2006, is revised Schedule A to that certain Sub-Investment Advisory Agreement dated as of _________, 2006 between Aston Asset Management LLC and Optimum Investment Advisors, LP.

FUND                                       EFFECTIVE DATE   INITIAL TERM
----                                       --------------   ------------
Aston/Optimum Mid Cap Fund                                     2 Years
Aston/Optimum Large Cap Opportunity Fund                       2 Years

ASTON ASSET MANAGEMENT LLC              OPTIMUM INVESTMENT ADVISORS, LP


By:                                     By:
    ---------------------------------       ------------------------------------
Title:                                  Title:
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